UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2008
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
On October 16, 2008, the Board of Directors of VF approved an amended and restated form of Change in Control Agreement (the “Agreement”) to be entered into with each executive officer of VF. The form of Change in Control Agreement was modified from the form of Change in Control Agreement filed as Exhibit 10(c) to Form 8-K filed on December 17, 2004, to bring the Agreement into compliance with IRS Code Section 409A (principally by eliminating or reducing executives’ discretion). The Agreement, which provides substantially the same benefits as those described in VF’s 2008 Proxy Statement filed with the Securities and Exchange Commission on March 17, 2008, regarding the previous form of Agreement, includes a number of reductions in benefits for the executives, as well as the addition of acceleration of restricted stock and payment of a pro rata portion of the executive’s bonus, both contingent upon a termination of the executive’s employment following a change in control of VF, as are all benefits under the Agreement. The form of Change in Control Agreement is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

The following are furnished as exhibits to this report:

10.1 Form of Change in Control Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 21, 2008

V.F. CORPORATION (Registrant)
By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President- Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement.